Proxy For Holders Of Common Stock

UNIVERSAL GUARDIAN HOLDINGS, INC.

Annual Meeting of Shareholders — October 6, 2005

The undersigned hereby appoints MICHAEL J. SKELLERN and MARIAN J. BARCIKOWSKI and each of them (with full power to act without the other) the true and lawful proxies of the undersigned, each having full power to substitute, to represent the undersigned and to vote all shares of common stock, par value $0.001 (the “common shares”) of UNIVERSAL GUARDIAN HOLDINGS, INC., a Delaware corporation (“Universal Holdings”), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of Universal Holdings (the “Annual Meeting”) to be held at the Hilton Hotel, 18800 MacArthur Boulevard, Irvine, California 92612, on Thursday, October 6, 2005, at the hour of 9:30 a.m., Pacific Standard Time, or any postponed or adjourned meetings thereof, as described in Universal Holdings’ Notice of Annual Meeting of Shareholders And Proxy Statement dated September 15, 2004 (the “Proxy Statement”).

1.

ELECTION OF DIRECTORS

The election of the following three nominees identified in the Proxy Statement to serve on Universal Holdings’ board of directors until their successors have been elected and qualified:

MICHAEL J. SKELLERN       MEL R. BRASHEARS       MICHAEL D. BOZARTH

FOR                           WITHHOLD

You may withhold authority to vote for the election of any of the director nominees by lining through his or her name above.

Universal Holdings’ board of directors recommends that you vote “FOR” the election of Messrs. Skellern, Brashears and Bozarth to serve on its board of directors.  Unless specific direction is given to withhold authority for the election of any of the aforesaid director nominees or all of them, the common shares represented by this proxy shall be voted “FOR” the election of each of the aforesaid director nominees (including where this proxy has been duly signed but no specific voting instructions have been given).

2.

AMENDMENT OF CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON SHARES

Amendment of Universal Holdings’ Certificate of Incorporation to increase the number of common shares the company may issue from 50,000,000 shares to 100,000,000 shares.

FOR                        AGAINST                        ABSTAIN

Universal Holdings’ board of directors recommends that you vote “FOR” the amendment of the certificate of incorporation.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

3.

RATIFICATION OF THE UNIVERSAL GUARDIAN HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN

Ratification of the Universal Guardian Holdings, Inc. 2005 Stock Incentive Plan.

FOR                        AGAINST                        ABSTAIN

Universal Holdings’ board of directors recommends that you vote “FOR” the ratification of the universal guardian holdings, inc. 2005 stock incentive plan.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

4.

RATIFICATION OF INDEPENDENT AUDITORS

Ratification of the appointment of AJ Robbins, PC as Universal Holdings’ independent auditors for the fiscal year ended December 31, 2005.

FOR                        AGAINST                        ABSTAIN

Universal Holdings’ board of directors recommends that you vote “FOR” the ratification of AJ Robbins, PC as Universal Holdings’ independent auditors for the fiscal year ended December 31, 2005.  Unless specific direction is given to vote against or to withhold authority for the ratification of this proposal, the common shares represented by this proxy will be voted “FOR” the proposal (including where this proxy has been duly signed but no specific voting instructions have been given).

5.

OTHER MATTERS

All other matters that may properly be brought before the Annual Meeting for vote by the holders of the common shares, or any postponements or adjournments thereof, as to which the undersigned hereby confers discretionary authority upon said proxies.

FOR                           WITHHOLD

Universal Holdings’ board of directors recommends that you vote “FOR” the proposal.  Unless specific direction is given to withhold authority for the aforesaid proposal, the common shares represented by this proxy will be voted by the proxy holders in their discretion.

All other proxies heretofore given by the undersigned to vote common shares which the undersigned would be entitled to vote if personally present at the Annual Meeting or any postponement or adjournment thereof are hereby expressly revoked.  This proxy may be revoked at any time prior to the voting hereof.

The undersigned acknowledges receipt of a copy of the Proxy Statement dated September 15, 2005 relating to the Annual Meeting.

NOTE:  Please date this proxy and sign it exactly as your name or names appear on your shares.  If signing as an attorney, executor, administrator, guardian or trustee, please give full title as such.  If a corporation, please sign full corporate name by duly authorized officer or officers, affix corporate seal and attach a certified copy of resolution or bylaws evidencing authority.

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